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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        FBR ASSET INVESTMENT CORPORATION
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                             Virginia                                            54-1873198
                             --------                                            ----------
             (State of Incorporation or Organization)                           (IRS Employer
                                                                            Identification No.)
                          Potomac Tower
                   1001 Nineteenth Street North
                       Arlington, Virginia                                         22209
                       -------------------                                         -----
             (Address of Principal Executive Offices)                           (Zip Code)


            If this form relates to the registration              If this form relates to the registration of
            of a class of securities pursuant to                  a class of securities pursuant to Section 12(g)
            Section 12(b) of the Exchange Act and is              of the Exchange Act and is effective pursuant
            effective pursuant to General Instruction             to General Instruction A.(d), please
            A.(c), please check the following box. [X]            check the following box. [_]


            SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:  Not Applicable

            SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                         Title of Each Class                         Name of Each Exchange on Which
                         to be so Registered                         Each Class is to be Registered
                         -------------------                         ------------------------------

                            Common Stock,
                      $0.01 par value per share                          New York Stock Exchange
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    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:  None


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        This Amendment No. 1 amends and restates Item 1 of the Registration
Statement on Form 8-A filed with the Securities and Exchange Commission (the
"SEC") by FBR Asset Investment Corporation, a Virginia corporation (the
"Company"), on May 28, 1999 (the "Original Form 8-A"). This Amendment relates to the New York Stock Exchange Original Listing Application filed by the Company on
March 25, 2002.

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of FBR Asset Investment Corporation's common stock is set forth under the caption "Description of Common Stock and Preferred Stock" in the Prospectus contained in the Registration Statement on Form S-3 (Registration No.
333-76906), as initially filed with the Securities and Exchange Commission on January 17, 2002, and as amended on January 22, 2002 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

ITEM 2.        EXHIBITS.

        Not applicable.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  April 1, 2002              FBR ASSET INVESTMENT CORPORATION
                                    (Registrant)


                                   By:            /s/ Richard J. Hendrix
                                           ------------------------------------
                                           Richard J. Hendrix
                                           President and Chief Operating Officer